                            LUCENT TECHNOLOGIES INC.

             2 3/4% SERIES A CONVERTIBLE SENIOR DEBENTURES DUE 2023

             2 3/4% SERIES B CONVERTIBLE SENIOR DEBENTURES DUE 2025




                             UNDERWRITING AGREEMENT



























                                                                    May 29, 2003


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                                        2
                                                                    May 29, 2003


              J.P. Morgan Securities Inc.
              Citigroup Global Markets Inc.
              as Representatives of the several underwriters named in Schedule I hereto

              c/o      J.P. Morgan Securities Inc.
                       277 Park Avenue
                       New York, NY 10172
                       and
                       Citigroup Global Markets Inc.
                       388 Greenwich Street
                       New York, NY 10013



              Dear Sirs and Mesdames:

              Lucent Technologies Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in
         Schedule I hereto (the "Underwriters") $750,000,000 principal amount of its 2 3/4% Series A Convertible Senior Debentures due 2023, (the "Series A Debentures") and $775,000,000 principal amount of its 2 3/4% Series B Convertible Senior Debentures due 2025, (the "Series B Debentures"; such amounts of the Series A Debentures and Series B Debentures are hereafter referred to as the "Firm Debentures"). In addition, the Company has granted to the Underwriters an option to purchase, in aggregate, up to an additional $112,500,000 principal amount of its Series A Debentures and up to an additional $116,250,000 principal amount of its Series B Debentures (the "Additional Securities" and, together with the Firm Securities, the "Securities"). The Securities will be convertible into shares of Common Stock, par value $.01 per share, of the Company (the "Underlying Securities"). J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Securities.

              The Securities will be issued pursuant to the terms of an indenture (the "Base Indenture") as supplemented by a supplemental indenture (the "Supplemental Indenture"), between the Company and The Bank of New York, as indenture trustee (the "Trustee"), to be dated as of the Closing Date, between the Company and the Trustee. The Base Indenture, as so supplemented, is herein referred to as the "Indenture".

              Each of the Underlying Securities will have attached thereto a right (the "Rights") to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, pursuant to a Rights Agreement (the "Rights Agreement") dated as of April 4, 1996 between the Company and The Bank of New York, as Rights Agent. All references to the Common Stock and the Underlying Securities include the Rights attached thereto pursuant to the Rights Agreement, unless neither such Rights Agreement nor any successor rights agreement thereto relating to the Underlying Securities is in effect at the relevant time.

              The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-102645), as amended, which contains a form of prospectus (the "Basic Prospectus") to be used in connection with the public offering and sale of certain securities, including the Securities and the Underlying Securities. Such registration statement, including exhibits and financial statements, as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. In addition, in connection with the sale of the Securities, pursuant to Rules 430A and 424(b) under the Securities Act (respectively, "Rule 430A" and "Rule 424(b)"), the Company has prepared a preliminary prospectus supplement (the "Preliminary Prospectus Supplement") and will prepare a final prospectus supplement (the "Final Prospectus Supplement" and, with the Preliminary Prospectus Supplement, each a "Prospectus Supplement") including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. As used herein, the term "Prospectus Supplement" shall include in each case the documents incorporated by reference therein on the date of such Prospectus Supplement. The terms "supplement", "amendment" and "amend" as used herein with respect to a Prospectus Supplement shall include all documents deemed to be incorporated by reference in the Preliminary Prospectus Supplement or Final Prospectus Supplement that are filed subsequent to the date of such Prospectus Supplement with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Final Prospectus" means the Basic Prospectus together with the Final Prospectus Supplement specifically relating to the Securities, in the form first used by the Underwriters to confirm sales of the Securities.

              1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

              (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement. The Registration Statement, as amended, has been declared effective by the Commission. The Company will file with the Commission the Final Prospectus Supplement in accordance with Rules 430A and 424(b). The Company has included in the Registration Statement all information (other than information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (the "Rule 430A Information")) required by the Securities Act and the rules thereunder to be included in such Registration Statement. As filed, the Final Prospectus Supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time, or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Preliminary Prospectus Supplement) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

              (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Prospectus Supplement complied or will comply in all material respects when so filed with the Exchange Act and the applicable rules and regulations of the Commission thereunder. (ii) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date or each Option Closing Date (as defined below), the Final Prospectus (including any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Final Prospectus (including any supplements thereto) does not and will not, as of its date and as of the Closing Date and each Option Closing Date, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Prospectus Supplement based upon information relating to any

         Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

              (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own its property and to conduct its business as described in the Final Prospectus Supplement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

              (d) Each significant subsidiary of the Company, as such term is defined in Rule 1-02 of Regulation S-X (each, a "Significant Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Significant Subsidiary has all requisite corporate power and authority to own its property and to conduct its business as described in the Final Prospectus Supplement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary owned by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than those liens, encumbrances, equities or claims identified in the Final Prospectus Supplement or the documents incorporated by reference therein or which could not reasonably be expected to have a Material Adverse Effect.

              (e) This Agreement has been duly authorized, executed and delivered by the Company.

              (f) The authorized capital stock of the Company conforms as to legal matters to the respective description thereof contained in the Final Prospectus.

              (g) The shares of common stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

              (h) The Indenture is qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company (assuming due authorization, execution and delivery thereof by the Trustee), enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally from time to time in effect and equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

              (i) The Securities have been duly authorized by the Company, and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement (assuming due authentication of the Securities by the Trustee), will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally from time to time in effect and equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

              (j) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

              (k) There are no persons with registration or other similar rights to require that any equity or debt securities be registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

              (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Securities and the Underlying Securities will not contravene any provision of applicable law, the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of the Company's subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of any of its obligations under this Agreement, the Indenture, the Securities and the Underlying Securities, except such as may be required by the Federal securities laws or the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and the Underlying Securities.

              (m) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Prospectus Supplement.

              (n) There are no legal or governmental proceedings pending or threatened to which the Company or any of the Company's subsidiaries is a party or to which any of the properties of the Company or any of the Company's subsidiaries is subject other than proceedings disclosed in the Company's financial statements or in substantial conformance to the disclosure standards of Item 103 of Regulation S-K under the Securities Act in either Prospectus Supplement or the documents incorporated by reference therein and proceedings that could not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Securities or the Underlying Securities or to consummate the transactions contemplated by the Final Prospectus Supplement.

              (o) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to cause, or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Company's stock to facilitate the sale or resale of the Securities.

              (p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

              (q) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

         2. Agreements to Sell and Purchase. Upon the basis of the representations and warranties herein contained but subject to the conditions herein set forth, the Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities of each series set forth in Schedule I hereto opposite its name at a purchase price of 97.29625% of the principal amount thereof, in the case of the Series A Debentures, and at a purchase price of 97.29625% of the principal amount thereof, in the case of the Series B Debentures (the "Purchase Price") in each case plus accrued interest, if any, from June 4, 2003 to the Closing Date.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have a right to purchase from time to time during the life of such option, for the purpose of covering over-allotments, severally and not jointly, in aggregate, up to $112,500,000 principal amount of Series A Debentures as Additional Securities and up to $116,250,000 principal amount of Series B Debentures as Additional Securities, in each case at the applicable Purchase Price plus accrued interest, if any, from June 4, 2003 to the date of payment and delivery. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities of each series (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities of such series to be purchased as the principal amount of Firm Securities of such series set forth in Schedule I opposite the name of such Underwriter bears to the total principal amount of Firm Securities of such series.

         The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Final Prospectus (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to sell or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement, (B) the issuance by the Company of any shares of Common Stock (x) upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in a filing by the Company pursuant to the Exchange Act or (y) pursuant to employee or director benefit plans, (C) the issuance of shares of Common Stock on conversion of the Securities, (D) the granting and/or exchange by the Company of stock options, restricted stock or restricted stock units pursuant to any employee or director benefit plan approved by the Board of Directors of the Company, (E) the issuance of shares of Common Stock and warrants to purchase shares of Common Stock pursuant to the settlement agreement described under the caption "Securities and Related Cases" in note 9 to the financial statements contained in the Company's quarterly report on Form 10-Q for the period ended March 31, 2003, (F) the issuance by the Company of equity securities or securities convertible into or exercisable or exchangeable for equity securities to one or more strategic investors in a private placement (other than an offering pursuant to Rule 144A or similar offering), provided such investors agree to the restrictions set forth in the first sentence of this paragraph with respect to such securities or (G) the issuance by the Company of shares of Common Stock as dividends on the Company's 8.00% Redeemable Convertible Preferred Stock.

         3. Terms of Offering. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

         4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 4, 2003, or at such other time on the same or such other date as the Company and you shall agree. The time and date of such payments are hereinafter referred to as the "Closing Date."

         Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date as the Company and you shall agree. The time and date of such payments are referred to as the "Option Closing Date" herein.

         Certificates for the Securities shall be issued in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than the second business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, from June 4, 2003 to the date of payment and delivery.

         5. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

              (a) Subsequent to the date of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act); and

                           (ii) there shall not have occurred any material
                  adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole from that set forth in the Preliminary Prospectus Supplement that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Prospectus Supplement.

              (b) The Final Prospectus or any supplement thereto shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened.

              (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect (i) set forth in Section 5(a)(i), (ii) that subsequent to the date of this Agreement and prior to the Closing Date there shall not have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Prospectus Supplement except as set forth in or contemplated by the Final Prospectus Supplement or as described in such certificate and (iii) that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions required to be performed or satisfied by it hereunder on or before the Closing Date.

                  The executive officer of the Company signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

              (d) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, special counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

              (e) The Underwriters shall have received on the Closing Date an opinion of Richard J. Rawson, Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

              (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C.

              (g) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, to the effect set forth in Exhibit D, from PricewaterhouseCoopers LLP, independent public accountants; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

              (h) The "lock-up" agreements, each substantially in the form of Exhibit E hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on each Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities and other matters related to the issuance of the Additional Securities.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants with each Underwriter as follows:

              (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including either Prospectus Supplement) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object; provided, however, that the foregoing covenant shall not restrict the Company's ability to make any filing required under the Exchange Act. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

              (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which, in the opinion of counsel to the Underwriters, the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

              (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act.

              (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Prospectus Supplement, the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

              (e) To endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required (i) to qualify as a foreign corporation or to file a general consent to the service of process in any state or (ii) to pay, or to incur, or to reimburse the Underwriters for, any fees or expenses for which the Company otherwise would have a payment or reimbursement obligation pursuant to Section 6(g)(iii) if no Securities are delivered to and purchased by the Underwriters due to termination of this Agreement pursuant to Section 8 hereof.

              (f) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

              (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Prospectus Supplement and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Securities and the Underlying Securities and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and
         Section 7, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

              (h) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

         7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, or is under common control with, or is controlled by any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or either Prospectus Supplement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of either Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, provided, however, that the foregoing indemnity with respect to the Preliminary Prospectus Supplement shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages, liabilities or actions in respect thereof purchased Securities to the extent that any such losses, claims, damages, liabilities or actions in respect thereof result from such Underwriter's selling Securities to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such Securities, a copy of the Final Prospectus Supplement (as amended or supplemented), if the Company had previously furnished a copy of such amendments or supplements to such Underwriter prior to confirmation of the sale of such Securities to such person by such Underwriter, and the losses, claims, damages, liabilities or actions in respect thereof of such Underwriter result from an untrue statement or omission of a material fact contained in the Preliminary Prospectus Supplement, which was corrected in the Final Prospectus Supplement (as amended or supplemented).

              (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in either Prospectus Supplement or any amendments or supplements thereto.

              (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain one counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
         (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any one firm of local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the aggregate underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Final Prospectus Supplement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

              (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              (f) The indemnity and contribution provisions contained in this
         Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any material outbreak or material escalation of hostilities involving the United States in armed conflict or any similar material national or international crisis or calamity and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, results in a disruption in the financial markets which makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Prospectus Supplement.

         9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

              (a) If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in
         Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.

              (b) If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Prospectus Supplement or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase Additional Securities or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. Notice. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered
(i) if to the Company, to Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974, Facsimile No. (908) 582-6130, Attention: General Counsel; or (iii) if to you, as Representatives of the Underwriters, care of J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Facsimile No. (212) 622-8358, Attention: Henry K. Wilson and Citigroup Global

Markets Inc., 388 Greenwich Street, 32nd floor, New York, New York 10013, Facsimile No. (212) 816-7912, Attention: General Counsel.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                Very truly yours,



                                LUCENT TECHNOLOGIES INC.



                                By:       /s/ Mark S. Gibbens
                                          --------------------------------
                                          Name:  Mark S. Gibbens
                                          Title: Vice President and
                                                 Treasurer

Accepted as of the date hereof

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.


Acting severally on behalf of themselves and the several Underwriters named in
     Schedule I hereto


J.P. MORGAN SECURITIES INC.


By:       /s/ Jeff J. Zajkowski
          -------------------------------------------------
          Name:  Jeff J. Zajkowski
          Title: Managing Director


CITIGROUP GLOBAL MARKETS INC.


By:       /s/ Gerard L. Eastman, Jr.
          -------------------------------------------------
          Name:  Gerard L. Eastman, Jr.
          Title: Managing Director

                                   SCHEDULE I

                                                     Principal Amount of Series A         Principal Amount of Series B
                                                  Debentures to be Purchased as Firm   Debentures to be Purchased as Firm
Underwriter                                                   Securities                           Securities
-----------                                     -----------------------------------    ----------------------------------

J.P. Morgan Securities Inc.....................                   $236,250,000                          $244,125,000
Citigroup Global Markets Inc...................                   $236,250,000                          $244,125,000
HSBC Securities (USA) Inc. ....................                   $172,500,000                          $178,249,000
Bear, Stearns & Co. Inc. ......................                    $35,000,000                           $36,167,000
Morgan Stanley & Co. Incorporated..............                    $35,000,000                           $36,167,000
UBS Warburg LLC................................                    $35,000,000                           $36,167,000
     Total:....................................                   $750,000,000                          $775,000,000
